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                                  Exhibit 99.1


                                  DETACH CARD
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          [NATIONAL CITY CORPORATION LOGO]    PROXY SOLICITED ON BEHALF OF THE
                                           BOARD OF DIRECTORS FOR MARCH 30, 1998
                                                      ANNUAL MEETING

          The undersigned stockholder of National City Corporation hereby appoints Thomas A. Richlovsky and David L. Zoeller and each of them, with power of substitution, proxies for the undersigned to vote all the shares of Common Stock of National City which the undersigned is entitled to vote at the Annual Meeting of Stockholders of National City to be held on March 30, 1998 and any adjournment thereof as follows and in their discretion to vote and act upon such other business as may properly come before the meeting. The Board of Directors recommends a vote FOR the following:

          1. THE ELECTION OF DIRECTORS

                 FOR all nominees listed below  [ ]      WITHHOLD AUTHORITY  [ ]
                   (except as otherwise marked below)      to vote for all
                                                           nominees listed below

                 S. H. Austin, E. B. Brandon, J. G. Breen, J. S. Broadhurst,
                 D. E. Collins, D. A. Daberko, D. E. Evans, B. P. Healy,
                 J. H. Lemieux, W. B. Lunsford, R. A. Paul, W. F. Roemer,
                 M. A. Schuler, S. A. Stitle and M. Weiss.
                 (Instructions: to withhold authority to vote for any individual nominee, strike a line through that nominee's name.)

          2. APPROVE THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT
             AUDITORS
                                     [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

          3. ADOPTION OF THE AGREEMENT AND PLAN OF MERGER DATED AS OF NOVEMBER 30, 1997 BY AND BETWEEN NATIONAL CITY CORPORATION AND FIRST OF AMERICA BANK CORPORATION
                                    [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

                        (Continued and to be signed, on the reverse side)


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                                  DETACH CARD
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    Proxy No.            (Continued from reverse side)            Shares

          UNLESS OTHERWISE INDICATED, THE PROXIES ARE INSTRUCTED TO VOTE FOR THE ELECTION OF DIRECTORS, FOR THE SELECTION OF ERNST & YOUNG LLP, AND FOR THE ADOPTION OF THE AGREEMENT AND PLAN OF MERGER DATED NOVEMBER 30, 1997 BY AND BETWEEN NATIONAL CITY CORPORATION AND FIRST OF AMERICA BANK CORPORATION.

                                               DATE:               , 1998
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                                               --------------------------

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                                                      (Sign here)

                                               INSTRUCTIONS: Please sign
                                               exactly as shown hereon.
                                               When signing as a
                                               fiduciary or on behalf of
                                               a corporation, bank, trust
                                               company, or other similar
                                               entity, your title or
                                               capacity should be shown.

                       PLEASE SIGN, DATE, AND RETURN YOUR PROXY PROMPTLY IN THE
                          ENCLOSED ENVELOPE TO STOCK TRANSFER DEPT., (NCC),
                                 NATIONAL CITY BANK, P.O. BOX 92301,
                                      CLEVELAND, OHIO 44193-0900.